UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 4, 2005
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On February 4, 2005, the Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) of Dollar Thrifty Automotive Group, Inc. (the “Company”), a Delaware corporation, approved the 2005 Incentive Compensation Plan (the “Incentive Compensation Plan”) and the 2005 Non-Employee Director Compensation Plan (the “Director Compensation Plan”). The Director Compensation Plan was subsequently ratified by the full Board of Directors.

        The Incentive Compensation Plan continues the Company’s value-sharing concept and provides for a fixed percentage of the profit (the “Incentive Pool”) to be shared with employees if results equal or exceed a threshold level of profit margin performance. The Company's target is to attain at least a 5.0% pretax profit margin, which would establish an Incentive Pool equal to 12.75% of pretax income with no maximum on the award payout. Upon satisfaction of the Incentive Compensation Plan criteria, awards thereunder will be distributed to participants at different levels as follows:

Class of Eligible Employees	Estimated Percent of Incentive Pool

Executive	3.50%
Middle Management	1.50%
Field	3.50%
Other Employees’ Profit Share	4.25%

Total Incentive Pool	12.75%

        Should the pretax margin fall below 5.0% for 2005, the Incentive Pool as a percent of pretax income would decrease from 12.75% to 10% for performance at the 4.9% margin level and will continue to be reduced in increments of 1.0% for each 0.1% decline in pretax margin until the pretax margin falls below 4.0%. When the pretax margin falls below 4.0%, no Incentive Pool would be established and there would be no payout.

        The Incentive Pool created by the sharing percentage is allocated to participants based on individual target award levels. These target award levels differ by participant and by the responsibilities of the positions held by each participant. The following table details the target awards of the named executive officers of the Company:

Named Executive Officer	Title	Target Award (as a Percentage of Base Salary)

Gary L. Paxton	President and Chief Executive Officer	100%
Steven B. Hildebrand	Senior Executive Vice President and Chief Financial Officer	75%
Donald M. Himelfarb	Senior Executive Vice President and Chief Administrative Officer	75%
R. Scott Anderson	Senior Executive Vice President	70%
John J. Foley	Senior Executive Vice President	70%

        Generally, the executive class awards are weighted so that 80% of the pool is awarded based on the formula (i.e., a specified percentage of base salary) and 20% of the pool is awarded based on individual performance. Upon achievement of the specified target, management will recommend to the Compensation Committee individual participant awards for approval. It is anticipated that if the target is attained, the payout under the Incentive Compensation Plan would occur in February 2006.

        The Director Compensation Plan details the annual retainer for the directors, meeting attendance fees paid to each director as well as other compensation paid or benefits provided to each director. The foregoing description of the Director Compensation Plan is qualified in its entirety by reference to the Summary of Non-Employee Directors' Compensation Plan Effective 2005 Until Modified, a copy of which is attached hereto as Exhibit 10.47 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.47	Dollar Thrifty Automotive Group, Inc. Summary of Non-Employee Directors’ Compensation Effective 2005 Until Modified

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. (Registrant)

February 10, 2005	By:	/s/ STEVEN B. HILDEBRAND

Steven B. Hildebrand
Senior Executive Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.47	Dollar Thrifty Automotive Group, Inc. Summary of Non-Employee Directors’ Compensation Effective 2005 Until Modified